WISDOM HOMES
OF AMERICA

Dedicated to owning and operating manufactured home retail centers throughout the United States

Executive Summary

A wholly owned subsidiary of SearchCore, Inc.

Safe Harbor

Certain statements in this document constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address expectations or projections about the future, including statements about technology and other product development, market position, expected expenditures and financial results, are forward-looking statements.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Accordingly, actual results or performance of SearchCore, Inc. may differ significantly, positively or negatively, from forward-looking statements made herein. Unanticipated events and other factors are likely to occur. Those factors include, but are not limited to, risks that our products and services may not receive the level of market acceptance anticipated; anticipated funding may prove to be unavailable; intense competition in our market may result in lower than anticipated revenues or higher than anticipated costs, and general economic conditions, such as the rate of employment, inflation, interest rates and the condition of the capital markets may change in a way that is not favorable to us. This list of factors is not exclusive. We undertake no obligation to update any forward-looking statements.

Our Goal

Our objective at Wisdom Homes Of America, Inc. ("Wisdom") is to become the largest independent Manufactured Home retailer in America meeting the significant growing demand for affordable residential housing in our addressed markets. Our growth plan is to open 30 retail centers in Texas and surrounding states over the next 60 months.

We have an innovative approach to creating high quality yet affordable residential housing solutions for working families across the full spectrum of income and credit.

We anticipate approximately 40% of our retail stores will be located in Texas. Other target states include Louisiana, Alabama, Florida, New Mexico, Oregon and Washington.

Competitive Advantages

We believe our competitive advantages in gaining market share in the regional markets we serve include;

Short Term Bridge Financing

- Providing necessary short term capital to assist the homebuyer purchase a home and/or lot

Spec Homes

- Offering spec homes on improved lots for rapid contract-to-close home/lot packages

Trade-In's Welcome

- We welcome used manufactured homes as trade-in's, and in most instances, accept the trade-in as part of the home buyers down payment. This allows us to sell a new home to the buyer, and either sell the used home for a profit or place in our rental portfolio

Non-traditional / Alternative Mortgage programs

- Focus on niche buyers including non-English speaking buyers

Credit challenged home buyers

- Offering "in-house" financing for less than perfect credit buyers

50 years of combined management retail experience

- Our seasoned, experienced retail manufactured housing management and sales team help educate home buyers on the benefits of manufactured homes, and make the home buying experience a pleasurable one.

Leveraging Marketing Capabilities

- Lead generation and marketing economies of scale as a multi-market retail center operator

SearchCore - 2014 Accomplishments

January:	- SRER pivots from technology and into owning and operating manufactured home retail centers. - Creates wholly owned subsidiary Wisdom Homes Of America
February:	- Hires Brent Nelms, 30 plus year veteran in the manufactured home industry
March:	- Purchases mfr home retail center in Rhome, Texas
April:	- Secures inventory flooring line for $500,000 - Purchase retail center lot in Jackboro, Texas
May:	- Secures commercial lease for Tyler retail center - SRER HQ moves from Southern California to Texas
June:	- Increases inventory flooring line to $1.2 million - Opens Tyler, Texas retail location
July:	- Begins receiving model home inventory for our retail centers - Signs lease for 4th retail location in Mount Pleasant, Texas - Completes finder site sale for $1m Promissory Note marking exit from technology

SearchCore - 2014 Accomplishments (continued)

August:
- Begins selling manufactured homes from our retail locations

September:
- Retains Joe Abram's consulting firm, Cicero
- Begins shareholder acquisition and awareness campaign
- Held Hispanic/Latino Grand Opening. Secured 12 new pending transactions in 48 hrs

October:
- NBT Equity Research commences coverage with a Buy rating at $.25-.$30;
- Merriman Capital maintains Spec Buy rating at $.30
- Increases inventory flooring to $2 million
- Acquisition of 15 residential lots

November:
- Reports on Q3 revenue of $352,000 from sale of mfr homes
- Raises $200,000 for Special Purpose Fund to assist buyers

December:
- Opens Mount Pleasant retail center, largest center to date
- Raises $200,000 for Spec Home Fund
- Begins residential lot improvements for spec home / prepares marketing to 23,000 MLS realtors in Texas

January, 2015:
- Announces 4th quarter revenue of $725,000

Manufactured Home Buyers On The Rise

Increasing Number of Mfr Homes Shipped

Since 2010, there has been a consistent increase in the number of manufactured homes sold annually in the U.S. (Manufactured Housing Institute)

2011	52,000
2012	55,000
2013	60,000
2014	65,000 (est)

Increasing Industry Revenue

Total retail sales for the industry is growing

2011	$3.1 Billion
2012	3.4
2013	3.8
2014	4.1 (est)

Conclusion:

An increasing number of mfr home buyers combined with a decreasing number of retailers provides an excellent opportunity for Wisdom to gain market share.

Texas & Surrounding States

Improving Home Buyer Market

Overall economic conditions are currently favorable for the mfr home industry, especially in Texas and surrounding states. In 2013 Texas:

- Led the US in job creation with 252,000 full time jobs in various industries including professional services, finance, automotive, distribution, technology, energy and commercial transportation
- Welcomed 300,000 new individuals to the state
- Increased new home purchases to 30% of all home sales, up from 26% in 2012

Texas Sells More Manufactured Homes

State	Homes Sold In 2013
Texas:	12,048
Louisiana:	4,234
Florida:	3,002
N. Carolina:	2,626
Alabama:	2,349

Decline In Annual Household Income:

Contrary to the increase in job creation is decline of U.S. annual household income. For the first time in history, post recession, annual household income as reported by the U.S. Census has been essentially flat for the past several years and has DECLINED from 2007 pre-recession levels:

US Real (inflation adjusted) Medium Household Income:

2013: $51,939 2010: $52,646 2007: $56,436

Conclusion:

More families are able to afford a $120,000 manufactured home on a one-half acre of land, than a traditional $500,000 "Stick Built" home.

Texas – A Diverse Economy

Our existing client base work in a broad array of industries. Less than 10% of our existing client base is employed in the petroleum industry.


Texas Lowdown
Energy isn't the only sector creating jobs or economic output in Texas.
Job growth in Texas by sector, 2009-13, in thousands
Professional services 295.6
Health care 186.6
Leisure and hospitality 185.2
Retail 113.3
Natural resources and mining 107.5
Finance 63.5
Manufacturing 56.7
Transportation and warehousing 53.0
Construction 50.6
Education 34.2
Oil and gas extraction 17.0
Information -1.7
Oil and gas extraction as a percentage of Texas economic output
12%
10
8
6
4
2
0
1998 '00 '02 '04 '06 '08 '10 '12
The major oil-price drop in the 1980s hit Texas particularly hard. It may be better positioned to weather low prices this time around because, boosters argue, its economy is more diversified.
Unemployment rates, seasonally adjusted
12%
10
8
6
4
2
0
OIL PRICE COLLAPSE
U.S.
TEXAS
Recession
1980 '82 '84 '86 '88 '90 '92 '94 '96 '98 '00 '02 '04 '06 '08 '10 '12 '14
Sources: U.S. Bureau of Labor Statistics (jobs); U.S. Bureau of Economic Analysis (output); U.S. Labor Department (rates)
The Wall Street Journal

Manufactured Homes As Good As Traditional "Stick" Built

The line between manufactured home vs. the traditional stick built home is truly blurred.

Structure & Quality

Mfr homes are systematically engineered and built in an enclosed environment. The finished product meet specific, stringent HUD standards before being shipped from the factory. Therefore, they're as solid, if not more so, than a traditional built home.

Aesthetics

It is becoming increasingly difficult to determine the different between a mfr home and traditional home. Mfr homes now offer up to 3,000 sq ft, 4 bedroom / 4 baths, vaulted ceilings, rock fireplaces, granite kitchen countertops, upgraded appliances, wood floors and superior insulation.

Custom Design

A homebuyer can either choose from 400 models or have their own house custom designed.

Affordability

A mfr home can cost up to 60% less than a traditional home. For instance, a 2,000 sq foot, 3 bedroom 2 bath upgraded home permanently affixed to one half acre of land in Texas costs a home buyer approximately $120,000. Calculating the tax deductibility of a mortgage, it is actually LESS expense to own a mfr home on land than it is to rent a 2 bedroom apartment.

Eco Friendly

Manufactured homes are systematically engineered and manufactured inside a production plant resulting in minimal wasted material such as lumber, roofing, and insulation. Some of the manufactured home factories now offer State-Of-The-Art equipment and technology, resulting in a building process that's environmentally friendly.

Hurricane "Proof"

Industry tests have proven that a new mfr'd home can withstand weather related challenges (e.g. hurricanes, tornadoes, etc.) as well as, if not better than, a traditional stick built home.

Land/ Home Sales Are Crucial

The time to close a manufactured home transaction can be significantly reduced by offering potential buyers a selection of company owned Land/Home Packages for sale from our own portfolio of spec homes. In November, Wisdom purchased 15 residential lots and plans on improving the lots by permanently affixing the homes to concrete slabs, and thereby converting a "chattel" or personal property into real estate. As a result, we can market the real estate on the MLS and have access to over 23,000 licensed realtors in Texas alone.

Average Length Of Time For Conventional Manufactured Home Buying Process		**Wisdom - Average Length Of Time To Sell A Spec Home:**	
Mfr home purchase:	30 days		
Finding and purchasing a lot:	30 days	Mfr Home on	
Lot improvements:	60 days	Improved Lot	60 - 90 days
Average Total Time:	**120 days**	**Average Total Time:**	**60 - 90 days**

Land/Home Package Benefits To Wisdom

- Easier sale to a potential home buyer
- Increase Revenue for Wisdom since land/home sales turn houses up to 3x's faster
- Increase margins since able to mark up real estate and home
- Increase number of referrals from satisfied land/home buyers
- Significantly increase marketing penetration by accessing tens of thousands of realtors since Wisdom is selling real estate as opposed to personal property (mfr home).

Short Term Financing For Home Buyers

Wisdom has created a Short Term Bridge Fund which provides the necessary capital for a home buyer to close a manufactured home purchase. The Fund is fully collateralized against the underlying assets and/or personal assets of the home buyer.

Typical Home Buyer Challenge:

- Home buyer Approved for traditional mortgage for $120,000
- Using their own land or asset which they own free and clear as part of the transaction
- Needs to improve their residential lot, and permanently affix the mfr house
- Needs $10,000 to close the transaction with the mortgage company

Solution:

- Wisdom purchases an asset owned by the homebuyer (ie used car, RV). At closing, home owner uses the proceeds from the sale of their asset as down payment. We receive our proceeds back at the time of the closing of the home purchase.

Short Term Financing Benefits To Wisdom

- Much higher probably of selling a home to a potential home buyer
- Increase Revenue - able to close the transaction that may not otherwise have closed
- Increase number of referrals from satisfied home buyers
- Provides Wisdom with unique competitive advantage and marketing tool





WISDOM
HOMES





Retail Centers – Start Up Costs (Estimates)

Starting in January 2015 the company anticipates opening a retail center approximately every 60 – 90 days. Total costs associated with opening and maintaining a retail center is approximately $150,000. Total time to break even is approximately 12 months, however, transactions are anticipated to begin closing 4 months after a retail center opens and begin generating revenue.

We expect to open between 4 - 6 retail centers in 2015.

Year 1

Start Up Costs Per Retail Center:		Expenses Mths 1-9	Revenue Mths 1-9
Commercial Lease:		$12,000	
Signage:		$32,000	
Office expenses:		$10,000	
Marketing:		$20,000	
Inventory financing fees:		$10,000	
Transportation:		$30,000	
Staffing:		$36,000	
	Mths 1-9:	**$150,000**	**$70,000**

		Mths 10-12 Expenses	Mths 10-12 Revenue
		$60,000 (G&A)	$840,000
		$600,000 (COG)	
		$45,000 (corporate)	
	Mths 10-12:	$705,000	$840,000
	Mths 1-12:	**$855,000**	**$910,000**

Year 1 revenue – mths 10-12: sell 4 mfr homes per month . Gross revenue of $70,000 per home. COG is $50,000 per home

SearchCore , Inc. (OTCQB: SRER)

Shares authorized:	200,000,000
Shares outstanding:	55,677,105 (as of 01/13/15)
Preferred authorized:	20,000,000
Preferred outstanding:	0
Shares in Float:	10,000,000
DWAC Eligible:	Yes
Shell status:	Prior to reverse merger in 2010
Current Status:	Cured shell status in March 2012 with effective filing of Form 10
Effective with SEC:	Yes
Outstanding SEC Comments:	None
Late Filer:	Never

Legal: Since:	Brian Lebrecht, Clyde Snow Session 2010 BAL@clydesnow.com Tel: (801) 433-2453	Auditors: Since:	Taravan & Askelson 2010 Erica@publiccompanyscpa.com Tel: (949) 360-0545
CEO: Since:	Jim Pakulis 2010 Jpakulis@searchcore.com Tel: (949) 933-3527	CFO: Since:	Munjit Johal 2010 Munjit_j@sbcgobal.net Tel: (800) 727-1024
Public company Advisor: Since:	Sabas Carrillo, Adnant, LLC 2010 Sabascarrillo@gmail.com Tel: (323) 841-0046	IR:	Surety Financial Group, LLC Info@suretyfingroup.com Tel: (410) 833-0078
Transfer Agent:	Empire Stock Transfer 1859 Whitney Mesa Dr. Henderson, NV 89014 (702) 818-5898	Edgar Agent:	Discount Edgar & XBRL 125 Wolf Road, Ste. 315 Albany,NY 12205 Tel: (800) 373-5910

Management

Jim Pakulis, Chief Executive Officer and Chairman

Mr. Pakulis has three decades of experience working with entrepreneurial companies in a variety of emerging and high-growth sectors including Internet, finance, real estate and health care. He has extensive experience in all aspects of corporate management with both public and private enterprises, including strategy development and execution, operations, mergers and acquisitions, real estate transactions, finance/accounting, legal and human resources. Mr. Pakulis is a skilled leader, negotiator and consensus builder.

Mr. Pakulis has played a key leadership role at SearchCore in both defining strategy and guiding operational execution. As CEO, he was instrumental in building the Company's highly successful medicinal cannabis finder website. In 2010 he structured the acquisition of the site, which later became the most successful site in the industry, and grew annual revenue from zero to $16 million over a two year period. He oversaw the negotiations when the site was sold in 2012, and effectively guided the company out of the technology sector and into owning and operating manufactured home retail centers.

Prior to joining SearchCore, Mr. Pakulis was an advisor to Synergistic Resources, LLC, an outsourced healthcare clinic management company whose assets were acquired by SearchCore in December 2010. In this role, Mr. Pakulis was responsible for defining Synergistic Resources' business expansion strategy and plans. He also oversaw the reorganization of its customer service department and upgraded its accounting and legal functions.

From 2003 to 2009, Mr. Pakulis was President of Pacific West Funding Corporation, a real estate financing firm headquartered in Utah, where he oversaw operations, finance, accounting, legal and compliance. He also structured non-residential real estate transactions and sourced financing for real estate development projects.

From 1990 to 1995, Mr. Pakulis played a key role in corporate development and business expansion for CliniCorp, a publicly traded company, providing outsourced clinic management and operations services to healthcare clinics. During his tenure at CliniCorp, he was involved in acquisitions that drove the firm's successful expansion into California, New Mexico, Colorado, and Arizona. Mr. Pakulis was also instrumental in managing CliniCorp's transition from a fee- for-service to a managed health care model.

Mr. Pakulis received his BA degree in English from the Ohio State University in 1987.

Brent Nelms, President – Wisdom Homes Of America, Inc.

Mr. Nelms became our President of Wisdom Homes Of America in January 2014. His responsibilities include the selection of new retail locations, and overseeing all operations. His successful career in the manufactured housing and modular housing industries stretches over 30 years, including his role as Vice President of Operations of Genesis Homes, a division of Champion Homes, where he helped Champion Homes enter the modular housing industry. During his career he oversaw the opening and management of 33 manufactured home retail centers generating over $100 million in annual revenue. He was also the fifth largest manufactured home retailer of Fleetwood Homes' products in the United States. Mr. Nelms' experience in the manufactured housing industry stretches coast to coast and covers key facets of the trade including retailing, financing, building, developing subdivisions and customer service.

Prior to joining SearchCore, Mr. Nelms was a licensed Realtor in the state of Texas, and was named Realtor of the Year for REMAX of Texas in 2011. Since 2008, Mr. Nelms has served as President of Miracle Housing, a retailer of manufactured homes in Texas and Oklahoma. Previously, Nelms was Vice President & General Manager of Nelmstar Texas where he oversaw nine manufactured home retail locations, and was the largest independent retailer in the state of Texas in 2006 and 2007.

Munjit Johal, Director and Chief Financial Officer

Mr. Johal has over 28 years of experience in banking, accounting, finance and management in the private and public sector. Prior to joining SearchCore in 2006, Mr. Johal served as Chief Financial Officer of Secured Diversified Investment, Ltd., a diversified real estate holding company, and Chief Financial Officer of Davi Skin, Inc., a luxury skin care products company. Previously, he was Executive Vice President of Finance at Pacific Heritage Bank.

From 1981 to 1987, Mr. Johal was a Senior Analytical Manager of the Federal Home Loan Bank of San Francisco, Federal Home Loan Bank Board (now known as the Office of Thrift Supervision, Department of the Treasury). In this position, he oversaw a staff of 17 professionals and was responsible for monitoring banking activities and enforcement actions for lending institutions and bank holding companies with assets below $500 million.

Mr. Johal received his MBA from the University of San Francisco and his BS degree in History from the University of California, Los Angeles.